Exhibit 10.1

                                  NDS GROUP PLC
              FORM OF PERFORMANCE-BASED CONDITIONAL AWARD AGREEMENT

By a deed dated [o] (the "Deed"), NDS Group plc (the "Company") granted on that date a performance-based conditional award (the "Conditional Award") over American Depositary Receipts ("ADRs") (each ADR representing one series A ordinary share, par value US$0.01 per share, of the Company ("Series A Ordinary Share")) to the individual named below as the participant. The mechanism to calculate the value and the number of ADRs subject to this Conditional Award if certain performance targets are met is set out in Section 1 ("Performance Criteria; Determination of Value of Your Conditional Award and the Number of ADRs Subject to Your Conditional Award") below. Details of the vesting of this Conditional Award are set out in Section 2 ("Vesting Terms of Your Conditional Award") below. The terms and conditions of this Conditional Award are set out in this Performance-Based Conditional Award Agreement (the "Agreement") and in the NDS 2006 Long-Term Incentive Plan, including any applicable sub-plan (the "Plan"). Capitalized terms used below and not otherwise defined in this Agreement have the meanings assigned to them in the Plan.

Name of participant:       [o]

Performance Period:        [o]



   If for any reason you do not wish to receive the Conditional Award you are able to disclaim it by contacting [o] at [o]. If you do not disclaim your
 Conditional Award you will be taken to have accepted it, and therefore will be bound by all of the terms and conditions of your Conditional Award as set forth in this Agreement and the rules of the Plan in relation to it. You acknowledge that you have carefully reviewed the Plan and this Agreement, and agree that in the event of any conflict between the rules of the Plan and the terms and conditions as set out in this Agreement, the rules of the Plan shall prevail.

           This is not a stock certificate or a negotiable instrument.


-------------------------------
Signed for and on behalf of NDS Group plc

        SECTION 1 - PERFORMANCE CRITERIA; DETERMINATION OF VALUE OF YOUR CONDITIONAL AWARD AND THE NUMBER OF ADRs SUBJECT TO YOUR CONDITIONAL AWARD

Following the end of the Performance Period indicated above, the value of your Conditional Award will be calculated by comparing (i) the actual operating income of the Company for the fiscal year ending during the Performance Period (based on the Company's audited consolidated financial statements for the fiscal year ending during Performance Period) to (ii) the target operating income of the Company for the fiscal year ending during the Performance Period. The percentage to which the target operating income has been achieved will then be used to determine the percentage of your annualized base salary as of [o] that you may be entitled to receive, as indicated on the performance matrix ("the "Performance Matrix") (a "Determined Conditional Award"). The Company will determine whether it has achieved results between the levels indicated on the Performance Matrix, as well as the U.S. dollar value of the ADRs subject to your conditional award that will be awarded to you. The determination of the Company will be binding.

Payment for any Determined Conditional Award shall be in the form of ADRs that vest in accordance with the vesting terms indicated Section 2 ("Vesting Terms of Your Conditional Award"). The number of ADRs that will be awarded to you in satisfaction of a Determined Conditional Award will be determined by dividing the U.S. dollar value of your Determined Conditional Award by the average of the closing prices of the ADRs on The NASDAQ Stock Market for the 20-day trading period ending on a date to be determined by the Board of Directors of the Company (the "Board"), but which shall be no later than ten days after the Company's earnings for the Performance Period are publicly released. The number of ADRs awarded to you in satisfaction of your Determined Conditional Award shall be rounded down to the nearest whole number so that no fractional ADRs shall be awarded.

If your annualized base salary is denominated in a currency other than the U.S. dollar, a U.S. dollar equivalent of your annualized base salary will be used to calculate the number of ADRs subject to your Conditional Award. The U.S. dollar equivalent of your annualized base salary will be calculated by multiplying (i) your annualized base salary in effect on [o] by (ii) the average annual New York Federal Reserve Bank noon buying rate for the fiscal year ended [o] for the currency in which your base salary is paid.

Performance Goal Range:    [o]% to [o]% on an index  where  100% is equal to the
                           Company's target operating profit for the fiscal year ending during the Performance Period.

Performance Matrix*:

------------------------------------------- ------------------------------------
                                                    Determined Conditional
       [Actual Operating Income as                          Award
     Percentage of ]Target Operating                  as Percentage of
                   Income                           Annualized Base Salary
------------------------------------------- ------------------------------------
                   < [ ]%                                    0.0%
------------------------------------------- ------------------------------------
                [ ] to [ ] %                             [o]% to [o]%
------------------------------------------- ------------------------------------
                [ ] to [ ] %                             [o]% to [o]%
------------------------------------------- ------------------------------------
                [ ] to [ ] %                                 [o]%
------------------------------------------- ------------------------------------
                [ ] to [ ] %                             [o]% to [o]%
------------------------------------------- ------------------------------------
                [ ] to [ ] %                             [o]% to [o]%
------------------------------------------- ------------------------------------
                   > [ ] %                                   [o]%
------------------------------------------- ------------------------------------

*If the Company's actual operating income for the Performance Period for the Performance Period falls within a band that is outside of the shaded target range, your Determined Conditional Award, as a percentage of your annualized base salary will be determined proportionately within the corresponding band (rounded to the nearest 0.5%).

The number of ADRs to be awarded to you in satisfaction of your Determined Conditional Award will be confirmed to you in writing on or before [o].

In the event of any re-capitalization, re-organization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other event or circumstance occurring which has the effect, as determined by the Board, in its sole and absolute discretion, of distorting the operating income of the Company as reported in the Company's audited consolidated financial statements for the fiscal year ending during the Performance Period, including, without limitation, changes in accounting standards, the Board may adjust or modify, as determined by the Board in its sole and absolute discretion, the Performance Goal Range and/or the Performance Matrix, to the extent necessary to prevent reduction or enlargement of the Conditional Award attributable to such transaction, circumstance or event. All such determinations of the Board shall be conclusive and binding on all persons for all purposes.

               SECTION 2 - VESTING TERMS OF YOUR CONDITIONAL AWARD
               ---------------------------------------------------

Any Determined Conditional Award will vest, subject to your continued employment with the Company, the rules of the Plan and the additional terms and conditions set out below, as follows:

[o]

Each such date is referred to as a "Vesting Date".

            ADDITIONAL TERMS AND CONDITIONS OF YOUR CONDITIONAL AWARD

Additional terms and conditions of this Conditional Award are set out below and in the Plan (which is incorporated by reference).

Cessation of Employment             This Conditional Award is awarded to you on
                                    the condition that you remain employed by the Company, any Participating Company or any Associated Company. If you cease to be in Employment for any reason after the date of grant and before any Vesting Date, then any unvested portion of your Conditional
                                    Award will lapse and be forfeited
                                    immediately unless the Board determines
                                    otherwise.

Delivery of American Depositary     Settlement of any vested portion of your
Receipts                            Determined Conditional Award shall be in
                                    the form of ADRs where each ADR represents one Series A Ordinary Share. As soon as is reasonably practical following each Vesting
                                    Date (but in any event within 30 days of each Vesting Date), you will be entitled to receive that number of ADRs over which your Determined Conditional Award has vested (if any). The ADRs payable under your Determined Conditional Award shall be evidenced in such manner as deemed appropriate at the discretion of the Board.

Withholding Taxes                   You agree, as a condition of this
                                    Conditional Award, that you will make
                                    acceptable arrangements to pay any
                                    withholding or other taxes or social
                                    security contributions due as a result of the grant or vesting of any portion of your Determined Conditional Award or your acquisition of ADRs relating to your Determined Conditional Award. In the event that the Company, any Participating Company or any Associated Company or your employer determines that any applicable federal, state, local or foreign tax or withholding payment or social security contribution is required relating to your Conditional
                                    Award, the Company, such Participating
                                    Company or such Associated Company will
                                    have the right to: (i) require that you
                                    arrange to make such payments to the
                                    Company, such Participating Company or such Associated Company, (ii) withhold such amounts from other payments due to you from the Company, such Participating Company or such Associated Company or (iii) allow for the surrender of that number of ADRs granted to you for any Determined
                                    Conditional Award pursuant to the Deed with a value equal to the withholding or other taxes due (for this purpose, surrendered
                                    ADRs will be valued using the closing price of the ADR on the NASDAQ Stock Market on the trading date immediately prior to the Vesting Date or such other mechanism as determined by your relevant tax authority).

Retention and Other Rights          The grant of this Conditional Award does not
                                    give you the right to be retained or
                                    employed by the Company, any Participating
                                    Company or any Associated Company in any capacity. You waive all and any rights to any compensation or damages in relation to your Conditional Award or under the Plan in consequence of the termination of your office or Employment with the Company, any Participating Company or any Associated
                                    Company for any reason (including unlawful termination of employment). The grant of this Conditional Award is made on a fully discretionary basis by the Company and is a non-recurring benefit which does not give you any right to participate in any future grants of share incentive awards. The terms of this Conditional Award are only applicable to the Conditional Award granted pursuant to the Deed. In addition, this Conditional Award and the ADRs that may be issued to you under this Conditional Award are not and shall not be deemed a salary for any purpose whatsoever, including in connection with calculating severance compensation or pension entitlement under any applicable law.

Shareholder Rights                  You, or your estate or heirs, do not have
                                    any of the rights of a shareholder of the Company, including, without limitation, the right to vote or to receive any dividends declared or paid on the Series A Ordinary
                                    Shares with respect to the Conditional
                                    Award, unless and until ADRs have been
                                    issued to you.

Transferability                     Your Conditional Award, and any ADRs awarded
                                    but not vested, may not be transferred,
                                    assigned or pledged, whether by operation of law or otherwise.

Adjustments                         In the event of a stock split or a similar
                                    change in the Company's shares, the number of ADRs covered by this Conditional Award will be adjusted (and rounded down to the nearest whole number) in accordance with the terms of the Plan.

Applicable Sub-Plan                 Under the terms of the Plan, the Company can
                                    adopt additional sections of the rules of the Plan applicable in any jurisdiction under which the Conditional Awards may be subject to additional and/or modified terms and conditions, having regard to any securities, exchange control taxation or other applicable laws which may apply to you or the Company. If applicable, please review the information in the applicable sub-plan and/or prospectus in conjunction with this Agreement.

Data Privacy                        In order to administer the Plan, the Company
                                    may process personal data about you. Such data includes, but is not limited to, the information provided in this Agreement or other appropriate personal and financial data about you, such as home address, business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this Conditional Award, you consent to the collection, processing, transmission (including to countries or territories outside the European Economic
                                    Area) and storage by the Company of any
                                    such personal data which is necessary for operating and administering the Plan.

Consent to Electronic Delivery      The Company may choose to deliver certain
                                    statutory materials relating to the Plan in electronic form. By accepting this
                                    Conditional Award you agree that the
                                    Company may deliver any notices, or other communications in connection with the Plan to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to receive, NDS would be pleased to provide paper copies. Please contact [o] or send an email to [o] to request paper copies of these documents.

The Plan The text of the Plan is incorporated by reference in this Agreement. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Conditional Award. Any prior agreements, commitments or negotiations concerning this Conditional Award are superseded. This Agreement should be read in conjunction with the Plan. In the event of any conflict between the rules of the Plan and the terms and conditions as set out in this Agreement, the rules of the Plan shall prevail.

Confidentiality                     You acknowledge that you have read and
                                    understand the Company's policies on
                                    confidentiality as set forth in the News
                                    Corporation Standards of Business Conduct
                                    (which is applicable to employees of the Company) and the NDS Group plc Insider
                                    Trading and Confidentiality Policy
                                    (collectively, the "Confidentiality
                                    Policies") and hereby agree that during the course of your Employment and any time after your Employment is terminated, you will continue to abide by the terms of the Confidentiality Policies, including with respect to any materials or information you receive in connection with your Conditional
                                    Award. The Board may, in its sole
                                    discretion, determine that any breach of the Confidentiality Policies will cause any unvested portion of your Conditional Award to lapse.

Acknowledgement Form                By accepting this Conditional Award, you
                                    agree to execute and complete the
                                    Acknowledgement Form attached at the end of this Agreement and return it to the Company in a timely manner and, in any event, no later than the deadline set forth in the Acknowledgement Form. If you do not return a properly executed and completed
                                    Acknowledgement Form to the Company prior to the first Vesting Date, the Company reserves the right to withhold delivery of the ADRs until such properly executed and completed Acknowledgement Form is submitted to the Company.

Severability                        The invalidity or non-enforceability of one
                                    of more provisions contained in this
                                    Agreement will not affect the validity or enforceability of the other provisions contained in this Agreement.

Governing Law                       The Deed and the terms and conditions
                                    contained in this Agreement are governed by and construed in accordance with the laws of England, and you will submit to the jurisdiction of the English courts in relation to anything arising under the Plan and / or in relation to your Conditional
                                    Award. The Board may determine that the law of another jurisdiction will apply to the operation of the Plan outside the United
                                    Kingdom.